Exhibit 99.1
Avid Announces Financial Results for First Quarter 2015
Reaffirms 2015 Guidance, Increased Revenue Visibility, Improved Free Cash Flow
BURLINGTON, Mass., May 7, 2015 (GLOBE NEWSWIRE) -- Avid® (Nasdaq:AVID) announced today that it has released first quarter 2015 results.
Business Highlights

•	Avid excitement continues with sweeping announcements for large media to individual users with cloud and subscription offerings for video, audio, storage, media management and more

•	Over 100,000 new users have already pre-registered for Media Composer and Pro Tools First

•	Approximately 8,000 active paid Media Composer and Pro Tools subscribers
Q1 2015 Financial and Operational Highlights

•	Company reaffirms financial guidance for 2015

•	Improved cash conversion

◦	Cash balance of $25.5 million with no draw on line of credit

◦	Free cash flow generation of $4 million up $18 million year over year

•	Revenue backlog of $529 million includes 16% increase in revenue backlog generated post 2010 compared to March 31, 2014.

•	Non-GAAP operating expense of $64 million reflects 7% decrease from the first quarter of 2014

•	Adjusted EBITDA of $12 million as compared to $20 million in first quarter of 2014
"We are excited about the building momentum as we roll out more phases of Avid Everywhere," said Louis Hernandez, Jr., Chairman, President, and CEO of Avid. "It's been fantastic to engage with our customers in longer-term, more strategic conversations as Avid's solutions have captured their imagination as a way to solve their more significant business issues. After seeing many of these conversations convert to closed deals in early Q2 and witnessing early traction of our most recent groundbreaking product launches, we believe we are ideally positioned to convert this excitement to a financial expression over the remainder of 2015."
Looking ahead, Mr. Hernandez continued, "While we have made significant progress, we are still in the early stages of building out the Avid Everywhere vision and see clear opportunities in all three of our customer tiers to grow the business."
The Company's financial guidance for fiscal year 2015, which excludes the anticipated Orad acquisition, remains unchanged and reflects:

•	Adjusted EBITDA of $72 million to $78 million

•	Annual bookings growth of 1% to 5% on constant dollar basis and based on recent exchange rates, reported growth could be 2 percentage points lower

•	Free cash flow growth of $18 to $30 million or 42% to 136% year-on-year improvement
"The Company is pleased to reaffirm its prior 2015 financial guidance," said John Frederick, Chief Financial and Administrative Officer of Avid. "We had strong free cash flow performance and new revenue backlog growth in the first quarter and have yet to see the full benefit of our new product announcements, recent strategic wins and focused growth strategies for our three major customer tiers."
Avid includes non-GAAP financial measures in this press release, including adjusted EBITDA, free cash flow, non-GAAP operating income, non-GAAP operating income per share, and non-GAAP operating expenses. The reconciliations to the Company's comparable GAAP financial measures for the periods presented are included in the tables in the appendix to this press release. The Company also includes the operational metric of bookings and revenue backlog in this release. Unless noted, all financial information is reported based on actual exchange rates.
Conference Call
A conference call to discuss Avid's financial results for the first quarter of 2015 will be held on Thursday, May 7, 2015 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-457-2697 and referencing confirmation code 9388800. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.
Non-GAAP Measures and Bookings and Revenue Backlog
Avid defines adjusted EBITDA as non-GAAP operating income (loss) excluding depreciation and all amortization expense. Avid non-GAAP operating income (loss), non-GAAP net income per share and non-GAAP operating expenses exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement, M&A related activity, and impact of significant legal settlements. Avid defines free cash flow as GAAP operating cash flow less capital expenditures and excludes from free cash flow payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally.
Avid's non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.
Bookings is an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted, bookings may not convert into revenue earned. Revenue backlog is an operational metric which is defined as firm orders received including (i) orders where the customer has paid in advance of our performance obligations being fulfilled, and (ii) orders for future product deliveries or services that have not yet been invoiced by us. We generally ship our products shortly after the receipt of an order. Orders that may exist at the end of a quarter and have not been shipped are not recognized as revenue and are included in revenue backlog. Certain orders included in revenue backlog may be reduced, canceled or deferred by our customers. The expected timing of the recognition or amortization of revenue backlog into revenue is based on current estimates and could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change orders, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers or (iv) changes in accounting standards or policies. Implied Maintenance Release PCS, as we define it, is the implicit obligation to make software updates available to customers over a period of time which represents implied post-contract customer support and is deemed to be a deliverable in each arrangement and accounted for as a separate element. As there is no industry standard definition of revenue backlog, our reported revenue backlog may not be comparable with other companies. Additional information on our revenue backlog can be found in the section called "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for fiscal year ended December 31, 2014 filed with the SEC.
Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating expenses, earnings, bookings, backlog, backlog conversion rate, product mix and free cash flow; our cost savings initiatives; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the expected timing and closing of the proposed acquisition of Orad and term loan financing as well as refinancing of our existing credit facility, the anticipated benefits of the proposed acquisition, including estimated synergies; and the effects of the proposed transaction, including effects on future financial and operating results; and our liquidity and ability to raise capital. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; variances in our backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; the previously disclosed SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our company resulting from the restatement or related matters; the costs associated with the restatement. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn; or subscribe to Avid Blogs.
© 2015 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Net revenues:
Products	$ 80,029	$ 94,570
Services	39,557	40,412
Total net revenues	119,586	134,982

Cost of revenues:
Products	31,797	34,994
Services	15,695	15,671
Amortization of intangible assets	--	50
Total cost of revenues	47,492	50,715

Gross profit	72,094	84,267

Operating expenses:
Research and development	23,173	22,954
Marketing and selling	28,045	32,815
General and administrative	19,387	18,331
Amortization of intangible assets	374	480
Total operating expenses	70,979	74,580

Operating income	1,115	9,687

Interest and other expense, net	(723)	(351)
Income before income taxes	392	9,336

Provision for income taxes, net	561	440
Net (loss) income	(169)	8,896

Net (loss) income per common share - basic and diluted	$ (0.00)	$ 0.23

Weighted-average common shares outstanding - basic	39,387	39,099
Weighted-average common shares outstanding - diluted	39,387	39,122

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

GAAP
Net Revenues	$ 119,586	$ 134,982
Cost of revenues	47,492	50,715
Gross profit	72,094	84,267
Operating expenses	70,979	74,580
Operating income	1,115	9,687
Interest and other expense, net	(723)	(351)
Provision for income taxes, net	561	440
Net (loss) income	$ (169)	$ 8,896
Weighted-average common shares outstanding - basic	39,387	39,099
Weighted-average common shares outstanding - diluted	39,387	39,122
Net (loss) income per share - basic and diluted	$ (0.00)	$ 0.23

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	--	50
Stock-based compensation	254	153
Operating Expenses
Amortization of intangible assets	374	480
Restatement costs	1,807	4,155
Acquisition and other costs	2,342	--
Stock-based compensation
R&D	107	127
Sales & Marketing	690	284
G&A	1,411	697
Other
Tax adjustment	--	(15)

Non-GAAP
Net revenues	119,586	134,982
Cost of revenues	47,238	50,512
Gross Profit	72,348	84,470
Operating Expenses	64,248	68,837
Operating Income	8,100	15,633
Interest and other expense, net	(723)	(351)
Provision for income taxes, net	561	455
Net income	6,816	14,827
Net income per share - diluted	$ 0.17	$ 0.38

Adjusted EBITDA
Non-GAAP Operating Income (from above)	8,100	15,633

Depreciation	3,677	4,336
Amortization of capitalized software development costs	--	49
Adjusted EBITDA	11,777	20,018

Free Cash Flow
GAAP net cash provided by (used in) operating activities	4,630	(23,992)
Capital Expenditures	(2,940)	(3,515)
Restructuring/Other Payments	428	2,926
Restatement Payments	2,117	10,352
Free Cash Flow	$ 4,235	$ (14,229)

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31, 2015	December 31, 2014
ASSETS:
Current assets:
Cash and cash equivalents	$ 25,491	$ 25,056
Accounts receivable, net of allowances of $9,753 and $10,692 at March 31, 2015 and December 31, 2014, respectively	51,764	54,655
Inventories	39,724	48,001
Deferred tax assets, net	316	322
Prepaid expenses	10,635	6,892
Other current assets	15,912	17,932
Total current assets	143,842	152,858

Property and equipment, net	31,241	32,136
Intangible assets, net	2,072	2,445
Long-term deferred tax assets, net	1,718	1,886
Other long-term assets	3,163	2,274
Total assets	$ 182,036	$ 191,599

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$ 29,436	$ 32,951
Accrued compensation and benefits	33,008	32,636
Accrued expenses and other current liabilities	32,484	32,353
Income taxes payable	5,381	5,480
Deferred revenues	209,214	206,608
Total current liabilities	309,523	310,028

Long-term deferred tax liabilities, net	136	136
Long-term deferred revenues	203,463	208,232
Other long-term liabilities	13,646	14,273
Total liabilities	526,768	532,669

Stockholders' deficit:
Common stock	423	423
Additional paid-in capital	1,048,567	1,049,969
Accumulated deficit	(1,321,967)	(1,321,798)
Treasury stock at cost	(64,261)	(68,051)
Accumulated other comprehensive loss	(7,494)	(1,613)
Total stockholders' deficit	(344,732)	(341,070)
Total liabilities and stockholders' deficit	$ 182,036	$ 191,599

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net (loss) income	$ (169)	$ 8,896
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,051	4,914
Recovery from doubtful accounts	(206)	(108)
Stock-based compensation expense	2,461	1,262
Non-cash interest expense	--	73
Unrealized foreign currency transaction (gains) losses	(6,690)	48
Provision for deferred taxes	5	(15)
Changes in operating assets and liabilities:
Accounts receivable	3,097	(1,541)
Inventories	8,276	1,877
Prepaid expenses and other current assets	(2,510)	(2,015)
Accounts payable	(3,440)	(4,148)
Accrued expenses, compensation and benefits and other liabilities	1,627	(17,543)
Income taxes payable	267	(671)
Deferred revenues	(2,139)	(15,021)
Net cash provided by (used in) operating activities	4,630	(23,992)

Cash flows from investing activities:
Purchases of property and equipment	(2,940)	(3,515)
Proceeds from divestiture of consumer business	--	1,500
Increase in other long-term assets	(13)	(20)
Net cash used in investing activities	(2,953)	(2,035)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	719	--
Common stock repurchases for tax withholdings for net settlement of equity awards	(793)	(108)
Proceeds from revolving credit facilities	8,000	--
Payments on revolving credit facilities	(8,000)	--
Payments of credit facilities issuance costs	(582)	--
Net cash used in financing activities	(656)	(108)

Effect of exchange rate changes on cash and cash equivalents	(586)	176
Net increase (decrease) in cash and cash equivalents	435	(25,959)
Cash and cash equivalents at beginning of period	25,056	48,203
Cash and cash equivalents at end of period	$ 25,491	$ 22,244

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

$K Revenue Backlog*	March 31, 2015	December 31, 2014	March 31, 2014

Pre-2011	$ 66,928	$ 84,597	$ 150,000
Post-2010	$ 345,748	$ 330,243	$ 301,812
Deferred Revenue	$ 412,676	$ 414,840	$ 451,812
Other Backlog	$ 115,965	$ 124,670	$ 97,177
Total Revenue Backlog	$ 528,641	$ 539,510	$ 548,989

Post 2010	$ 461,713	$ 454,913	$ 398,989

The expected timing of recognition of revenue backlog as of March 31, 2015 is as follows:

	Q2-Q4 2015	2016	2017	Thereafter	Total
Orders executed prior to January 1, 2011	$ 41,060	$ 24,772	$ 952	$ 144	$ 66,928
Orders executed or materially modified on or after January 1, 2011	$ 117,979	$ 111,770	$ 59,310	$ 56,689	$ 345,748
Other Backlog	$ 59,939	$ 25,125	$ 19,501	$ 11,400	$ 115,965
Total Revenue Backlog	$ 218,978	$ 161,667	$ 79,763	$ 68,233	$ 528,641

*A definition of Revenue Backlog is included in the body of our press release.

CONTACT: Media Contact
Lisa Kilborn
Avid
978.640.3230
lisa.kilborn@avid.com

Investor Contact
Tom Fitzsimmons
Avid
978.640.3346
tom.fitzsimmons@avid.com